                                                                    Exhibit 10.9

--------------------------------------------------------------------------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------


                         PASS-THRU RESELLER AGREEMENT


                                    between


                            DESKTALK SYSTEMS, INC.,

      organized under the laws of California, with a principal office at 19191 S. Vermont Ave., 9th Floor, Torrance, California 90502,



                   - hereinafter referred to as "DeskTalk" -


                                      and


           NORTEL NETWORKS NA INC., a Nortel Networks Business Unit, organized under the laws of Delaware, with an office at

            4401 Great America Parkway, Santa Clara, Ca 95052, USA,
               - hereinafter referred to as "Nortel Networks" -


           DeskTalk and Nortel Networks being the "Parties" hereto.


                               Table of Contents

Article 1     Definitions.........................................     1
Article 2     Scope of this Agreement.............................     2
Article 3     Grant of Rights.....................................     3
Article 4     Documentation.......................................     4
Article 5     Purchase Orders.....................................     4
Article 6     Intentionally Deleted
Article 7     Nortel Networks' Obligations........................     6
Article 8     Changes to Contractual Products.....................     7
Article 9     New Products........................................     8
Article 10    Prices and Terms of Payment.........................     8
Article 11    Stock Check.........................................     8
Article 12    Warranty to End-Users...............................     8
Article 13    Software Support and Maintenance....................     9
Article 14    End of Life Purchase................................     9
Article 15    Technical Cooperation...............................     9
Article 16    Patents and Copyrights..............................    11
Article 17    General Indemnity...................................    12
Article 18    Limitation of Liability.............................    13
Article 19    Confidentiality.....................................    13
Article 20    Force Majeure.......................................    14
Article 21    Term and Termination................................    14
Article 22    Provisions after Termination of the Agreement.......    16
Article 23    Favorable-Pricing...................................    16
Article 24    Dispute Resolution..................................    16
Article 25    Substantive Law.....................................    16
Article 26    Miscellaneous.......................................    17

Annex 1       Description and Specification of Contractual Products
Annex 2       Description of Documentation
Annex 3       Pricing and Payments
Annex 4       Support and Maintenance Services
Annex 5       Year 2000 Warranty
Annex 6       Training Materials
Annex 7       Marketing Materials
Annex 8       OEM Vendor Change Notification Form and Process
Annex 9       Desktalk Master Software License Agreement

     This Agreement is effective as of February 29, 2000 (the "Effective Date").

     WHEREAS DeskTalk develops, designs and sells certain software products;

     WHEREAS Nortel Networks desires to market these software products for re-licensing and re-sale on a stand-alone basis to third parties; and

     WHEREAS Nortel Networks and DeskTalk have entered into an OEM Software License Agreement (the "Previous Agreement") with an effective date as of December 16, 1998, which agreement is hereby mutually terminated and superseded by the terms and conditions of this Agreement. All monies paid under the Previous Agreement are applied to this Agreement. All obligations under the Previous Agreement are terminated without recourse.

     NOW THEREFORE, the Parties hereto agree as follows:

                            Article I - Definitions
                            -----------------------

     1.1 "Affiliates" means an entity which, directly or indirectly, owns, is owned by or is under common ownership with an entity, where ownership means at least (i) fifty percent (50%) of the voting power of securities or interests in such entity, or (ii) forty percent (40%) of the voting power of securities or interests in such entity and the owning entity has the right to control the other entity pursuant to a management contract.

     1.2 "Contractual Products" means the DeskTalk software programs listed in Annex 1 in machine-readable format, which may, from time to time, either be added to; or deleted from; by mutual agreement of the Parties. Each addition of a DeskTalk product as a Contractual Product shall be added to this Agreement in the form of an Annex to this Agreement and shall be consecutively numbered Annex 1. 1, Annex 1.2, etc.

     1.3 "Documentation" means the complete documentation related to the Contractual Products, as set forth in more detail in Annex 2, which may from time to time, either be added to; or deleted from; by mutual agreement of the Parties. Each additional documentation item shall be added to this Agreement in the form of an Annex to this Agreement and shall be consecutively numbered Annex 2.1, 2.2, etc. Said Documentation, shall be provided, if available, in electronic media (e.g. CD-ROM), in Word/Illustrator, format.

     1.4 "End-User" means a person or business entity that purchases, leases or otherwise properly obtains the right to use the Contractual Product directly from Nortel Networks or through one or more intermediaries for its own use or for internal business purposes (and not for transfer to others) in accordance with DeskTalk's Master Software License Agreement.

     1.5 "Nortel Networks Company" and "Nortel Networks Companies" shall mean Nortel Networks Corporation and all subsidiaries wholly or at least majority owned, directly or indirectly, by Nortel Networks Corporation, but not including Nortel Networks NA Inc.

     1.6 "Object Code" means software code resulting from the translation or processing of Source Code by a computer into machine language or intermediate code, which thus is in a form that would not be convenient to human understanding of the program logic, but which is appropriate for execution or interpretation by a computer. Object Code shall include any Java code.

     1.7 "Updates" means (a) all future enhancements, improvements or modifications to the Contractual Products regardless of product nomenclature or packaging, but not separately priced and/or marketed; and (b) corrections, updates or upgrades thereto.

     1.8 "Source Code" means the Contractual Products in a human readable, well-known commonly used programming language, and shall include flow charts, programmer's notes, information regarding programmer's tools, as well as test programs and test documentation.

     1.9 "Optivity" shall mean a family of Nortel Networks management software products.

     1.10 "Training Materials" means those Training classes and materials related to the Contractual Products as set forth in Annex 6, which may from time to time, either be added to or deleted from. Said Training Materials shall be provided, if available, in electronic media (e.g. CD-ROM), in Word/illustrator, format.

     1.11 "Marketing Materials" means those Sales and Marketing collateral, tools, etc. related to the Contractual Products as set forth in Annex 7, which may from time to time, either be added to or deleted from. Said Marketing Materials, shall be provided, if available, in electronic media (e.g. CD-ROM), in Word/illustrator, format.

                      Article 2 - Scope of this Agreement
                      -----------------------------------

     2.1 DeskTalk shall supply Nortel Networks with Contractual Products and Documentation and provide services in accordance with the terms and conditions of this Agreement, and Nortel Networks shall pay license fees for same, as provided herein. DeskTalk further grants to Nortel Networks Companies the same scope of rights granted by DeskTalk to Nortel Networks in this Agreement, subject to such Nortel Networks Companies being bound by terms and conditions equivalent to those set forth in this Agreement or manifesting their consent to abide by the terms and conditions of this Agreement in a signed writing directed to DeskTalk referencing the name, date, and parties to this Agreement. For the purposes of each Purchase Order issued by a Nortel Networks Company, each reference in this Agreement to "Nortel Networks" shall mean the ordering entity (either Nortel Networks NA Inc. or the applicable Nortel Networks Company).

     2.2 Both parties agree to attempt not to interfere with either party's customer base. Both parties will create a "Rules of Engagement" document by August 31, 2000, the terms of which are to be mutually agreed upon. The Rules of Engagement document will setout in detail the circumstances under which either party may solicit a customer or customers of the other party.

                        Article 3 - Granting of Rights
                        ------------------------------

     3.1 Nortel Networks shall have the non-exclusive right to license, and to market, or have marketed, through Nortel Networks, its Affiliates, other sales outlets and distributors, the Contractual Products throughout the world (except those countries listed on DeskTalk's Master Software License Agreement as attached to this Agreement as Annex 9 as amended from time to time, or as may be prohibited by the United States government.)

     The term "market" shall mean license.

     Nortel Networks shall not have the right to use the license in a production environment (i.e., for monitoring network performance).

     3.2 DeskTalk hereby grants to Nortel Networks the following non-exclusive, non-transferable, worldwide (except as to those countries listed on DeskTalk's Master Software License Agreement which may be amended from time to time, or as may be prohibited by the United States government.) and licenses acting directly or indirectly through its various distributors and other channels, a nonexclusive, worldwide license to:

               (a) use a reasonable number of copies of the Contractual Products on a royalty free basis, except that any costs assessed by Sybase to Desktalk shall be reimbursed by Nortel, for: (i) sales and marketing purposes by the sales force of Nortel Networks and its channel partners and distributors (without allowing any use of the Contractual Products into any production environment); (ii) for training purposes; and (iii) where feasible, a reasonable number of evaluation copies of the Contractual Products (without allowing any use of the Contractual Products into any production environment);

               (b) distribute paid for Contractual Products licensed from DeskTalk to EndUsers, directly or indirectly through its distributors and resellers.

     3.3 In addition to the rights granted under Section 3.2 above, Nortel Networks and its Affiliates, other sales outlets and distributors shall have the right to entitle the End-User customers to transfer the licenses granted to them in connection with a transfer of the hardware on which the Contractual Products are installed, provided that the licenses remain with the original legal licensee. DeskTalk may require reasonable information from the End-User to allow said transfer. Notwithstanding the above, any transfer from Workplace to Enterprise systems will require a further charge.

     3.4 Nortel Networks acknowledges DeskTalk's claim that the Contractual Product and any Source Code contained within the Contractual Products contain valuable confidential and proprietary information and trade secrets of DeskTalk or its licensors, which have not been published or otherwise placed in the public domain ("DeskTalk's Intellectual Property"). Without the prior written consent of DeskTalk except as expressly permitted by this

Agreement, Nortel Networks shall refrain from copying, reverse engineering, disassembling, decompiling, translating, or modifying the Contractual Products, or granting any other person or entity the right to do so. Notwithstanding anything to the contrary contained in this Agreement, in the event of any violation of DeskTalk's Intellectual Property rights, DeskTalk shall have the right to terminate this Agreement by written notice given at any time after such violation.

     3.5 Subject to the rights granted to Nortel Networks herein, all right, title, and interest in and to the Contractual Products, including both source and object code, sequence, logic, structure and screens, and Documentation, and in and to any improvements, enhancements, updates, or upgrades thereto, including concepts and technology inherent in the Contractual Products, are, and at all times shall remain, the sole and exclusive property of DeskTalk. Nothing contained in this Agreement shall be construed directly or indirectly to assign or grant to Nortel Networks, or any other entity, any right, title, or interest in or to trademarks, copyrights, patents, or trade secrets of DeskTalk, or any ownership rights in or to the Contractual Products. No copyright notice may be altered or omitted on any of the Contractual Products or Documentation (including marketing materials) by Nortel Networks or its Distributors.

                           Article 4 - Documentation
                           -------------------------

     4.1 Promptly following both Parties' execution of this Agreement, DeskTalk shall provide the Documentation to Nortel Networks. All Documentation shall comply with the latest technical standards for the Contractual Product in question and shall be updated to reflect modifications to the relevant Contractual Products to the extent that DeskTalk would ordinarily make changes to the related Documentation for such changes to the Contractual Products. DeskTalk shall provide Nortel Networks with the updated Documentation within 3-5 days of their release at no additional cost to Nortel Networks. This obligation shall apply during the term of this Agreement. After the term of this Agreement, Nortel Networks and DeskTalk will negotiate in good faith on the terms and conditions for updated Documentation.

     4.2 Documentation to be made available by DeskTalk is identified in Annex 2.

                          Article 5 - Purchase Orders
                          ---------------------------

     5.1       Nortel Networks' Purchase Orders shall include the following:

     .         date of issuance,

     .         purchase order number

     . description of specific Contractual Products (including Nortel Networks' part numbers) and/or Documentation

     .         quantity of Contractual Products to be delivered

     .         price

     .         requested date(s) of delivery (must not exceed 5 business days)

     .         shipping instructions and destination

     .         reference to this agreement

     5.2 DeskTalk shall confirm the receipt and acceptance or rejection of a Purchase Order by fax within 3 business days after receipt.

     5.3 DeskTalk's acceptance or rejection of a Nortel Networks Purchase Order must be sent in writing by fax followed by original letter, and must be addressed to the person who issued the purchase order. If DeskTalk fails to respond within one week after receipt of a Purchase Order, it shall be deemed to have accepted such Purchase Order unless the content of said Purchase Order is clearly inconsistent with the definition of Contractual Products, Pricing and other terms and conditions of this Agreement.

     5.4 The terms and conditions of this Agreement shall supercede any conflicting terms and conditions appearing on any Purchase Order or invoice. All Purchase orders must reference this Agreement.

     5.5 Nortel Networks shall be entitled to cancel Purchase Orders wholly or partially at any time by giving 2 (two) weeks written notice to DeskTalk, prior to shipment of the Contractual Products to Nortel Networks.

     5.6 Upon execution of this Agreement, DeskTalk will provide a mechanism for customers of Nortel Networks to register their Contractual Products. This mechanism is via a DeskTalk web site located at
http://register.desktalk.com.
----------------------------

     5.7 Nortel Networks shall keep true and accurate records of all Contractual Products distributed, directly or through any channel, in accordance with generally accepted accounting principles, consistently applied. No more frequently than once per year, DeskTalk shall have the right (upon ten business days prior notice) to have a certified public accountant selected by DeskTalk to audit the records kept by Nortel Networks relating to the Contractual Product to determine whether all license fees due have been paid. DeskTalk shall pay the cost of such investigation, except in the event that such accountant finds that royalties due for a period investigated have been underpaid by ten percent (1 0%) or more, in which case the entire cost of the investigation shall be borne by Nortel Networks. Nortel Networks shall immediately pay to DeskTalk any amounts discovered to be owed as a result of the investigation. If the annual amount outstanding exceeds 15%, interest shall be paid at the rate of eighteen percent (1 8%) per annum, calculated monthly from June 30 of the year the underpayment occurred for each month the amount due was outstanding to the end of the year the underpayment occurred.

                                   Article 6
                                   ---------

                      THIS ARTICLE INTENTIONALLY DELETED

                   Article 7 - Nortel Networks' Obligations
                   ----------------------------------------

     Nortel Networks shall at all times diligently promote the sale of, and stimulate interest in, the Contractual Products as its standard Enterprise reporting offering to Optivity customers. In particular, and without limiting the generality of the foregoing, Nortel Networks shall, at its own cost and expense, make its best efforts to:

     7.1 Maintain sales and office facilities and a staff of trained personnel adequate to provide effective, reliable, and complete sales support to all customers and potential customers.

     7.2 Shall maintain competent and trained personnel to properly demonstrate and describe the Contractual Products for all sales leads, potential customers and current customers.

     7.3 Conduct advertising and sales promotional activities as are necessary to promote the sale of the Contractual Products. One (1) Copy of all printed advertising related to the Contractual products shall be routinely provided to DeskTalk at no charge.

     7.4 Nortel Networks, at its discretion, may follow up any sales leads provided by DeskTalk and report to DeskTalk, the progress of all such activities including any such leads that Nortel Networks decides not to pursue either with its own sales force or that of its resellers. In the event that Nortel Networks decides not to pursue any such lead, DeskTalk may pursue the lead with no remuneration to Nortel Networks.

     7.5 On a quarterly basis, at least two weeks prior to the beginning of the forecasted quarter, Nortel Networks shall provide DeskTalk with a non-binding rolling forecast of its requirements of Contractual Products for the following quarterly period. These forecasts are intended for planning purposes only and shall not be considered as firm commitments to purchase any quarters forecast.

     7.6 Nortel Networks will assist DeskTalk in promoting the Contractual Products to Nortel Networks' sales force, channels and customers. DeskTalk and Nortel Networks may develop marketing programs including but not limited to: a) Public Relations; b) Field & Channel Training Program; c) Seminars; d) Trade Shows; and e) Promotions. DeskTalk may be given an opportunity at Nortel Networks sales and channel functions to promote the Contractual products. Nortel Networks will provide DeskTalk an opportunity to participate in the Nortel Networks Network Management TIG (Technical Information Group), a minimum of three (3) Nortel Networks district sales functions, Nortel Networks Network Management "roadshow(s)" and Nortel Networks Network Management Field Service Website.

                  Article 8 - Changes to Contractual Products
                  -------------------------------------------

     8.1 DeskTalk shall inform Nortel Networks of any material changes to the Contractual Product in writing not less than three (3) months prior to the first delivery of the materially modified Contractual Products. Material changes do not include ongoing bug fixes or upgrades that are provided under the standard maintenance agreement. For material changes, DeskTalk shall complete the OEM Vendor Change and Notification Process, as attached to this Agreement as Annex 8.

     8.2 Nortel Networks is entitled to request changes to the Contractual Products, e.g., relating to the improvement, reliability, compatibility or serviceability of the Contractual Products. The Parties shall negotiate in good faith and agree in writing upon terms, conditions and costs for such changes. Changes to Contractual Products due to customer fault reports showing epidemic or systematic failures shall be provided by DeskTalk free-of-charge, consistent with DeskTalk's standard Warranty or if the customer is outside the Warranty period and the customer has purchased Maintenance from DeskTalk then the Contractual Product shall be changed in accordance with the terms of this Maintenance.

     8.3 Changes to Contractual Products, in order to satisfy Nortel Networks customer requirements, shall be provided to DeskTalk for their review. Nortel Networks shall receive priority for these requested requirements requisite with the size of each individual prospective sales opportunity for other Contractual Products or other Products supplied by DeskTalk. The specific prioritization of DeskTalk's implementation of changes to the Contractual Products to satisfy these requirements versus that of requirements from other customers of DeskTalk or as part of DeskTalk's current Product Plan, shall be subject to terms and conditions to be mutually agreed upon. In instances where DeskTalk is not motivated to make the requested changes, both parties will consider additional incentives to DeskTalk, either in additional compensation, additional license commitments, and/or other reasonable incentives to DeskTalk in order to more closely align the priorities of both parties.

     8.4 Nortel Networks, at its option, may issue purchase orders under the terms and conditions of this Agreement for such Contractual Products as they existed prior to the change in form, fitness, function, safety, reliability, performance and/or maintainability for a period of at least one hundred eighty (1 80) days following the date of Nortel Networks' receipt of DeskTalk's change notification.

     8.5 Nortel Networks shall have the right to test all Contractual Products free of charge.

     8.6 In no event shall payment for the Contractual Products by Nortel Networks constitute a waiver of its right to have any non-conformity of the Contractual Products to the specifications set forth in Annex 1 corrected in accordance with the terms of DeskTalk's standard Warranty as described in the DeskTalk Master Software License Agreement.

                           Article 9 - New Products
                           ------------------------

     If, during the term of this Agreement, DeskTalk intends to introduce a product replacing the Contractual Products or designed to supersede the Contractual Products, excluding bug fixes or upgrades. DeskTalk shall inform Nortel Networks thereof as soon as possible, but in any event not less than three (3) months prior to such introduction, and shall transmit to Nortel Networks the specifications of such new products. Upon Nortel Networks' request DeskTalk shall provide test samples of such new products in accordance with
Article 8.5 above.

                   Article 10 - Prices and Terms of Payment
                   ----------------------------------------

     10.1 Prices for the Contractual Products are set out in Annex 3 to this Agreement in United States Dollars (US $) and are inclusive of any license fees or royalties. These prices may be modified (i.e. increased, decreased or to reflect the addition of a new or replacement Contractual Product) consistent with changes to the DeskTalk list prices for these products. Each price modification shall be added to this Agreement in the form of an Annex and shall be consecutively numbered Annex 3.1, Annex 3.2, etc., DeskTalk will provide at least one hundred and twenty (120) days notice to Nortel Networks of any price changes. DeskTalk agrees not to assess any applicable excise or sales tax where Nortel Networks furnishes DeskTalk a tax exemption certificate, a certificate of authority, a direct pay permit and/or any equivalent acceptable to the applicable taxing authority.

     10.2 The prices stated in Annex 3 hereto are fixed through the period ending June 30, 2001. DeskTalk shall provide Nortel Networks with at least one hundred and twenty (120) days written notice of its intention to change or modify these prices, after which period the modified prices shall become effective, except that these modified prices shall not be applied to any Contractual Product where binding orders have already been placed by Nortel Networks and transmitted to DeskTalk.

     10.3 Payment shall be effected in United States Dollars (US $) and shall be net forty-five (45) days from invoice date.

                       Article 11 - Shipment Acceptance
                       --------------------------------

     Nortel Networks may return defective shipments of the Contractual Product to Desktalk within seven (7) business days of receipt of said shipment of the Contractual Product at no cost to Nortel Networks. Desktalk shall replace the shipment with a non-defective shipment.

                      Article 12 - Warranty to End-Users
                      ----------------------------------

     Every End-User must enter into a DeskTalk Master Software License Agreement (which may be amended from time to time), as attached to this Agreement as Annex
9. The DeskTalk Master Software License Agreement shall provide the only warranty.

                 Article 13 - Software Support and Maintenance
                 ---------------------------------------------

     During the period of product warranty and upon payment of all applicable fees, DeskTalk shall provide to Nortel Networks, Support and Maintenance Services in accordance with the terms and conditions of Annex 4. Thereafter, and for a period of not less than two (2) years from the date of the last license sold under this Agreement DeskTalk shall provide to Nortel Networks the Support and Maintenance Services in accordance with the terms and conditions of Annex 4, for the fees set forth in Annex 3. This obligation shall survive termination of this Agreement.

                       Article 14 - End of Life Purchase
                       ---------------------------------

     In the event of termination or expiration of this Agreement, Nortel Networks will be entitled, at its option, to place a non-cancelable order for a "life cycle purchase" of the Contractual Products at least thirty (30) days prior to the effective date of such termination or expiration, for delivery within sixty (60) days after the effective date of the termination or expiration of the Agreement.

                      Article 15 - Technical Cooperation
                      ----------------------------------

     15.1      Sales Assistance
               ----------------

               (a) At Nortel Networks' request, DeskTalk shall provide reasonable assistance to Nortel Networks and its Affiliates in its negotiations with Nortel Networks' customers. Upon Nortel Networks' reasonable request, technical experts of DeskTalk shall participate in meetings with Nortel Networks' actual or potential customers. In its request Nortel Networks shall explain the nature of the technical questions to be addressed and DeskTalk shall make available a sufficiently qualified expert. Upon completion of the sale of the Contractual Products by Nortel Networks or its Affiliates, both DeskTalk and Nortel Networks will compensate their respective sales force in accordance with their respective commission structures.

               (b) DeskTalk will provide master copies of Sales and Marketing collateral materials to Nortel Networks to facilitate the launch of the marketing program. DeskTalk shall provide up to 200 packages of the marketing materials described in Annex 7 at no charge.

               (c) DeskTalk will provide, as ordered, installation services to Nortel Networks at a daily fee of two thousand dollars ($2,000.00) for all products. From June 1, 2000 through August 31, 2000, all orders for the JumpStart package (a special installation package only provided upon purchase of the 4OGB product) will be honored by DeskTalk Worldwide. Effective Sept 1, 2000, the JumpStart package and any other installation services will only be available in North America. All reasonable travel and lodging expenses incurred by DeskTalk shall be borne by Nortel Networks.

               (d) Both parties will work together to make Nortel Networks products as manageable as possible within DeskTalk's software products, and at least as good as Cisco products. Towards this mutual objective:

                    (1) Nortel Networks will provide any relevant MIB's and support necessary to enable DeskTalk to achieve this.

                    (2) This includes all Nortel Networks' Enterprise products, including but not limited to Accelar, Baystack, routers and Passport, or like products as requested or used by Nortel Networks' Customers.

                    (3) Both parties will work together, and Nortel Networks will provide whatever is reasonably necessary to enable DeskTalk to develop comparable historical performance reports for all of the current Nortel Networks' products that are ordinarily installed in data networks.

               (e) Nortel Networks will provide DeskTalk with the materials Nortel created under the Previous Agreement to enable DeskTalk to include these features or functionality in future versions of DeskTalk's software products. The materials created by Nortel Networks under the Previous Agreement, such as TREND Report Packs, are hereby licensed in perpetuity on a royalty free basis to DeskTalk with unrestricted rights, for any and all purposes including, but not limited to, to incorporate these materials in their original or modified form in present or future DeskTalk software. This license and rights are to, among other things, enable DeskTalk to include those features, previously developed by Nortel Networks that Nortel Networks desires to have included in the DeskTalk software products. For example, the Asset Reports developed by Nortel Networks may be included in future version releases of DeskTalk's TREND software product.

               (f) Nortel Networks, its distributors and or End-Users, may create unique features such as Report Packs and/or Datapipes. It is understood that such unique features are the intellectual property of DeskTalk, but may be Nortel Networks confidential information. Nortel Networks may provide, but is not required to provide, this confidential information to DeskTalk upon mutually agreeable terms.

     15.2      Training for Installation
               -------------------------

               (a) DeskTalk will provide training, pursuant to Section 15.3, to Nortel Networks personnel (Network Management Specialists, Sales Executives or other appropriate technical Nortel Networks' employees) at no charge, as designated by Nortel Networks to enable installation of evaluation and/or production software by Nortel Networks for direct sales by Nortel Networks worldwide). Training will be conducted at 3 Nortel Networks sites to be designated by Nortel Networks in writing, 1 in the East Coast of the U.S., 1 in the West Coast of the U.S., and 1 in Europe. These sessions are intended to be "train-the-trainee". Nortel will in turn be responsible to train others within Nortel Networks as well as Nortel Networks resellers either in the U.S. or elsewhere, in order to provide the installation service.

               (b) All reasonable travel and lodging expenses incurred by DeskTalk beyond the training delivered under (i) above, shall be borne by Nortel Networks. For this, Nortel Networks shall also pay to DeskTalk, DeskTalk's standard professional services training charge, currently at two thousand dollars ($2,000.00) per trainer per day, including travel time.

     15.3      Training Materials
               ------------------

     DeskTalk shall provide to Nortel Networks a set of reproducible training materials as described in Annex 6, including such materials as usually utilized by DeskTalk when instructing its own customers (e.g. Video clips). Nortel Networks and its Affiliates and other sales outlets may utilize any copy of DeskTalk's training materials for performing their own training courses for their own customers so long as all legends and copyright notices remain affixed. DeskTalk shall provide a set of sales training materials, which DeskTalk uses to train their sales, sales engineer, and professional services groups.

                      Article 16 - Patents and Copyrights
                      -----------------------------------

     16.1 If Nortel Networks believes, or is made aware, that any of DeskTalk's contractual, statutory, intellectual property or other rights are being violated, it agrees to notify DeskTalk promptly and cooperate in any investigation.

     16.2 DeskTalk shall indemnify, defend and hold Nortel Networks and its Affiliates, and any employee, officer, or director of any of the foregoing harmless against any claims, damages, settlements or expenses (including reasonable legal fees) arising in connection with any claim or allegation that the use, modification, copying or distribution of the Contractual Products, infringes any patent, copyright, trademark or other intellectual property right of any person.

     16.3 In the event the claims of a third parties results in a final award by a court of competent jurisdiction or the use, modification, copying, or distribution of the Contractual products is enjoined, DeskTalk shall be obliged, at its cost, either:

               (a) to acquire from the third party entitled to dispose of the respective protective rights, the right of use required for the purposes of this Agreement; or

               (b) to replace such infringing Contractual Products or parts thereof by non-infringing ones complying with the specifications; or

               (c) if (a) and (b) are not economically feasible, to take back such Contractual Products, the use of which is prevented due to the infringement, and to reimburse to Nortel Networks, its Affiliates, other sales outlets, and EndUsers refund of license fees paid to DeskTalk in connection therewith.

     16.4 DeskTalk will have no liability in case of the infringement of a protective right, which results from modifications made by Nortel Networks to Contractual Products, or from the combination of Contractual Products with other products not delivered by DeskTalk. Nortel Networks agrees to defend, indemnify and hold harmless DeskTalk against and in respect of any loss, damages, obligations, penalty, deficiency or liability (including, without limitation, reasonable attorneys' fees) awarded by a court of final jurisdiction against DeskTalk that result from (a) infringement by the DeskTalk Products on any patent, copyrights, misappropriation of trade secrets or other intellectual property right of any third party solely to the extent that such claim results from a modification or alteration of the DeskTalk Products by Nortel Networks or the marketing, distribution or use of the DeskTalk Products in conjunction or combination with the Nortel Networks Products or products or software not supplied by DeskTalk or (b) any warranty, condition, representation or indemnity granted by Nortel Networks or their Distributor for the Contractual Product in addition to or in lieu of the warranties described in this Agreement,
(c) infringement by Nortel Networks Product (or any other third party product or technology) used in combination with the Contractual Product on any patent, copyrights, misappropriation of trade secrets or other intellectual property right of any third party or (d) any other act or omission of Nortel Networks in connection with this Agreement, that gives rise to a third party action against Desktalk. Any indemnification by Nortel Networks that results from the actions of a Nortel Networks' Distributor shall be capped at one million dollars ($1,000,000) per incident up to a maximum of five million dollars ($5,000,000) in the aggregate.

     16.5 Nortel Networks agree, for itself and its distributors, that it shall at all times comply with all export laws and regulations of the United States, as such laws and regulations may exist from time to time. Nortel Networks will indemnify and defend DeskTalk, its directors, officers and employees from and against any claim that Nortel Networks or its distributors exportation of the Contractual Products violate such laws, and will pay all costs, fines, damages or fees related to claims or findings of such violations. Any indemnification by Nortel Networks that results from the actions of a Nortel Networks' Distributor shall be capped at one million dollars ($1,000,000) per incident up to a maximum of five million dollars ($5,000,000) in the aggregate.

     16.6 Nortel Networks acknowledges DeskTalk's representation that DeskTalk is the owner of all right, title, and interest in and to the Trademarks, TREND (and all variations thereof, TRENDWeb, ReportPack, DeskTalk and Distributor agrees not to adopt or use the Trademarks in any manner whatsoever except as expressly provided in this Agreement. Nortel Networks agrees to use the Trademarks only to identify the Contractual Products or to identify the authorized support and services described. Nortel Network's use of the Trademarks shall at all times be in accordance with such styles and together with such Trademark notices as DeskTalk may require. Nortel Networks shall not combine the Trademarks with any other names or marks, and agrees that this Agreement does not constitute any conveyance of any right, title or interest in or to any Trademarks, except for the permitted uses provided herein.

                        Article 17 - General Indemnity
                        ------------------------------

     Each party hereto shall indemnify and save the other harmless from any liabilities, claims or demands (including the costs, expenses and reasonable attorney's fees on account thereof that may be made by any third party for bodily injuries, including death, or damage to tangible property, resulting from the negligence and/or willful misconduct of that party, its employees or agents in the performance of this Agreement. Each party shall defend the other at the other's request against any such liability, claim or demand. Each party shall notify the other promptly of written claims or demands against such party of which the other party is responsible hereunder.

                     Article 18 - Limitation of Liability
                     ------------------------------------

     EXCEPT FOR THE INDEMNIFICATION PROVISIONS AS SET FORTH IN ARTICLES 16,17,18 AND THE CONFIDENTIALITY PROVISION IN ARTICLE 19, IN NO EVENT SHALL DESKTALK, NORTEL NETWORKS, ITS AFFILIATES, OTHER SALES OUTLETS, OR END USER, OR ANY EMPLOYEE OR AGENT OF ANY OF THE FOREGOING BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, REGARDLESS OF THE CAUSE AND WHETHER ARISING IN CONTRACT, (INCLUDING FUNDAMENTAL BREACH), TORT PROVISION SHALL NOT APPLY TO THE INFRINGEMENT OF ANY OF DESKTALK'S INTELLECTUAL PROPERTY RIGHTS. (INCLUDING NEGLIGENCE), OR OTHERWISE. NOTWITHSTANDING, THIS PROVISION SHALL NOT APPLY TO THE INFRINGEMENT OF ANY OF DESKTALK'S INTELLECTUAL PROPERTY RIGHTS.

                         Article 19 - Confidentiality
                         ----------------------------

     19.1 Both Nortel Networks and DeskTalk undertake to keep confidential with respect to third parties with the same degree of care with which they treat and protect their own proprietary information (but not less than reasonable care), the terms and conditions of this agreement, any information indicated as confidential (including but not limited to the software and Source Code), furnished and transmitted by one Party to the other under this Agreement. Verbal disclosures shall be deemed confidential only if summarized in writing by the disclosing party within thirty (30) days. Further, the Parties shall not use the other's information for any purpose other than in furtherance of the purposes of this Agreement. This applies both during the term of this Agreement and for a period of five (5) years thereafter, with the exception that both Nortel Networks and DeskTalk may disclose such information to their respective Affiliates, agents, consultants and customers with a need to know, but solely in furtherance of the purposes of this Agreement, and only if these third parties agree to substantially similar confidentiality provisions. Notwithstanding, the above, Nortel Networks shall have no rights to the Source Code, and any information learned about the Source Code shall be kept confidential in perpetuity.

     19.2 The obligations of either Party pursuant to this Article shall not extend to any information which:

     . is known to or in the possession of the receiving Party prior to transmission by the disclosing party without any separate obligation of confidentiality;

     . becomes available to the receiving Party, without breach of a third party confidentiality agreement (which by its nature is reasonably and obviously confidential), from a source other than the disclosing Party or is in or passes into the public domain other than by breach of this Agreement;

     .    is developed independently by the receiving Party;

     . is normally disclosed to customers or disclosure of which is authorized by the disclosing Party;

     . is required to be disclosed by a governmental body, shall not be subject to this confidentiality provision, provided, however, that the receiving Party shall notify the disclosing Party as soon as possible so that the disclosing Party may have an opportunity to take such steps as it deems appropriate to seek to protect the information to be disclosed.

                          Article 20 - Force Majeure
                          --------------------------

     Neither Party to this Agreement shall be held responsible for the performance of any obligations under this Agreement provided such performance is hindered or prevented by any circumstances of Force Majeure which are deemed to include war, riot, strike, lock-out, flood, or other natural catastrophes or national or local Government regulations and provided the frustrated Party notifies the other Party without delay, in writing, at the beginning and end of any such circumstances. The frustrated Party shall use every endeavor to minimize the hindrance or prevention of such fulfillment. Upon the ending of such circumstance, the frustrated Party shall, without delay, resume the fulfillment of its obligations including any obligations, the performance of which was interrupted thereby.

                       Article 21 - Term and Termination
                       ---------------------------------

     21.1 Unless terminated earlier as provided herein, this Agreement shall have an initial term commencing on the Effective Date and be in effect through June 30, 2001 (the "Initial Term"). After the expiration of the Initial Term and subject to both parties agreeing to purchase volume and pricing terms and conditions, this Agreement may be renewed by mutual written agreement of the parties for an additional successive twelve (12) month period (the "Term"). For the purposes of calculating the applicable discounts that will determine the price of the Contractual Product for the successive Term of the Agreement, all Contractual Products and Services ordered by Nortel Networks during the Initial Term and any successive Term will count towards determining the applicable discount. In the event that the parties cannot agree on new terms and conditions covering purchase volume and pricing within thirty (30) days of the end of the Initial Term, this Agreement will expire effective June 30, 2001. Early termination by Nortel Networks shall not relieve Nortel Networks of the obligation to purchase a minimum of $3.75 million of Contractual Products, at Nortel Networks' list price, by December 31, 2000. Notwithstanding the foregoing, prepaid licenses for Contractual Products in Nortel Networks inventory may be subject to refund if this Agreement is terminated for cause by Nortel Networks as described in Article 21.2 below.

     21.2 This Agreement may be terminated by either party for cause and the party not at fault will be relieved of all obligations under this agreement immediately upon the occurrence of any of the following:

          (a) Either may terminate this Agreement by delivering written notice to the other party upon the occurrence of any of the following events: (i) a receiver is appointed for either party or its property; (ii) either party makes a general assignment for the benefit of its creditors; (iii) either party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor's relief law, which proceedings are not dismissed within sixty (60) days; or (iv) either party is liquidated or dissolved.

          (b) Effective September 1, 2000, Nortel Networks may terminate this Agreement for cause and any pre-paid licenses for Contractual Products in Nortel Networks inventory will be refunded to Nortel Networks by DeskTalk under the following conditions after notice and a forty-five (45) day opportunity to cure:
(i) DeskTalk is in material breach of f any of the following Articles; Article
8.1 (Material changes to the Contractual Product); or Article 15 (Technical Cooperation); or Article 16.2 (Patents); or Article 19 (Confidentiality); or
Article 23 (Favorable Pricing); or Article 21.3 (Disclosure of change in ownership representing twenty percent (20%) or more of the equity ownership of DeskTalk); or Article 21.4, or Article 1 0. 1 (Changing pricing without 120 days notice and not providing the unchanged pricing for 120 days from point of first notification).

          (c) In addition, if DeskTalk terminates this agreement, prior to, the expiration of the Initial Term or any subsequent Terms through no fault of Nortel Networks, Nortel Networks will be entitled to a refund of any pre-paid licenses for Contractual Products in Nortel Networks inventory.

     21.3 DeskTalk agrees to promptly disclose in writing to Nortel Networks if there is a change in ownership representing twenty percent (20%) or more of the equity ownership of DeskTalk. DeskTalk represents that as of the Effective Date it is not in current negotiations with any third party for the sale of twenty percent (20%) or more of the equity ownership of Licensor.

     21.4 In addition, either party may terminate this Agreement for cause effective upon written notice to the other if the other party violates any covenant, agreement, representation or warranty contained herein in any material respect or defaults or fails to perform any of its obligations or agreements hereunder in any material respect, which violation, default or failure is not cured within forty five (45) days after notice thereof from the non-defaulting party stating its intention to terminate this Agreement by reason thereof.

     21.5 Survival of Rights and Obligations Upon Termination. License rights expressly extending past termination, 3 ("Granting of rights"), 16 ("General Indemnity"), 17 ("Limitation of Liability"), 19 ("Confidentiality"), 21 ("Term and Termination") and 26 ("Miscellaneous") shall survive termination or expiration of this Agreement.

     21.6 In the case of termination or expiration of the Agreement (i) all End User licenses, if any, shall remain in effect, provided that and so long as such end users are not in default of their license agreements; and (ii) DeskTalk shall continue to provide maintenance support to Nortel Networks' customers at DeskTalk's prevailing rates for a minimum of one (1) year after termination or expiration.

          Article 22 - Provisions after Termination of the Agreement
          ----------------------------------------------------------

   After termination of this Agreement, DeskTalk shall continue to supply to Nortel Networks Contractual Products according to the terms of this Agreement to such extent as required by Nortel Networks to fulfill all commitments to Nortel Network customers who have either issued purchase orders to Nortel Networks or are evaluating the software and have been issued formal quotes for their prospective purchase of the software, prior to termination of this Agreement, but in no event to exceed six (6) months from the date of termination.

                        Article 23 - Favorable Pricing
                        ------------------------------

     DeskTalk will not grant another entity or company a more favorable pricing than that offered to Nortel Networks under this Agreement for a like transaction. Should DeskTalk provide another entity or Company with a more favorable pricing than that offer to Nortel Networks under this Agreement for a like transaction, Desktalk shall immediately offer Nortel Networks the same pricing. With respect to the Enterprise business unit (or any other nomenclature) of Cisco Systems, DeskTalk will not provide more favorable pricing for the duration of the Initial Term of this Agreement.

                        Article 24 - Dispute Resolution
                        -------------------------------

     In the event of a disagreement between the Parties arising out of or relating to this Agreement or performance hereunder, or the breach thereof, the Parties shall attempt to negotiate a mutually satisfactory resolution or settlement, including escalation to progressively higher levels of each Party's executive management as the Parties deem necessary and appropriate to achieve resolution. Should such negotiations fail, either Party may avail itself of any remedies available at law or equity. Each Party agrees that during such negotiation, it will faithfully continue performance as outlined herein.

                         Article 25 - Substantive Law
                         ----------------------------

     All disputes shall be settled in accordance with the provisions of this Agreement and all other agreements regarding its performance, otherwise in accordance with the substantive law in force in California, in the county of Santa Clara, without reference to other laws. The application of the United Nations Convention on Contracts for the International Sale of Goods shall be excluded.

                          Article 26 - Miscellaneous
                          --------------------------

     26.1 For the orders placed by Nortel Networks under this Agreement, no other conditions than those specified herein shall be applicable. All changes and amendments to this Agreement must be in writing to be valid. This requirement of written form can only be waived in writing by specifically stating an intent to amend this Agreement.

     26.2 Communications between DeskTalk and Nortel Networks shall be given in writing, by post or by telefax, to the following addresses of the Parties or to such other addresses as communicated by the Party concerned in writing to the other Party:

          If to DeskTalk, to:

          DeskTalk Systems, Inc.
          Attn: Legal Dept.
          19191 S. Vermont Ave., 9th Floor
          Torrance, California 90502

          If to Nortel Networks, to:

          Nortel Networks NA Inc.
          Attn: General Counsel
          4401 Great America Parkway
          Santa Clara, California 94502

     26.3 No right or interest in this Agreement shall be assigned or transferred to any third party by either DeskTalk or Nortel Networks without first obtaining written consent from the other Party, such consent not to be unreasonably withheld, except either party can assign this Agreement without such consent to a third party which acquires that portion of the parties business to which this Agreement relates, or upon any merger where the shareholders of the company immediately preceding the merger are the same as the shareholders immediately after the merger.

     26.4 If any provision contained in this Agreement is or becomes ineffective, or is held to be invalid by a competent authority or court having final jurisdiction thereover, all other provisions of this Agreement shall remain in full force and effect and there shall be substituted for the said invalid provision a valid provision having an economic effect as similar as possible to the original provision.

     26.5 No Party shall use the name of the other in any advertising, brochures, public relations or media release without the prior written consent of the other.

     26.6 This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the Contractual Products and shall supersede and cancel all previous agreements, negotiations and commitments, either oral or written. This Agreement may only be modified by an instrument in writing signed by each Party's duly authorized signatories.

     26.7 Source Code Escrow - Desktalk has placed Source Code into escrow with SourceFile. Pursuant to an agreement between Desktalk and SourceFile, Nortel Networks may, at its expense, become a third party beneficiary of said escrow.

     26.8 The Annexes which are attached hereto and which constitute a part hereof are:


       Annex 1 Description and Specification of Contractual Products Annex 2 Description of Documentation
       Annex 3  Prices
       Annex 4  Support and Maintenance Services
       Annex 5  Year 2000 Warranty
       Annex 6  Training Materials
       Annex 7  Marketing Materials
       Annex 8 OEM Vendor and Change Notification Form and Process Annex 9 DeskTalk Master Software License Agreement


DeskTalk Systems, Inc.                       Nortel Networks NA Inc.

       /s/ DAVID WOODALL                            /s/ MARK DE LA VEGA
_______________________________________      ___________________________________

Title: CEO                                   Title: V.P. Net Mgmt.
      _________________________________            _____________________________

      /s/ JOSEPH FEIG                              /s/ TODD KIMBLE
_______________________________________      ___________________________________

Title: CFO                                   Title: Director
      _________________________________            _____________________________

                                    ANNEX 1

             Description and Specification of Contractual Products

------------------------------------------------------------------------------------------------------------------------------------

           Product Name                                      Description
           ------------                                      -----------
------------------------------------------------------------------------------------------------------------------------------------
DeskTalk TREND SNMP                     - 1 TREND Server 1 GB which includes TRENDweb Server,
Workplace Starter Kit                   - 1 Standard Datapipe/SNMP,
                                        - 1 TREND client,
                                        - 1 TRENDweb client,
                                        - 1 TRENDview PRO client
                                        - 9 report pkgs, which include:
                                          . LAN/WAN Reporting Solution
                                          . Router Reporting Solution
                                          . Frame Relay Reporting Solution
                                          . Trend Database Reporting Solution
                                          . System Reporting Solution
                                          . Cisco Router Reporting Solution
                                          . Bay Router Reporting Solution
                                          . RMON Reporting Solution
                                          . RMON2 Reporting Solution
                                        - 1 TREND Training Class voucher
                                        - Sybase SQL Server license
------------------------------------------------------------------------------------------------------------------------------------
DeskTalk TREND SNMP Workplace           One-year Silver maintenance and support provided by
Workplace  Starter Kit Maintenance      DeskTalk.  Mandatory and non-discountable.
Maintenance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
DeskTalk TREND SNMP Campus             - 1 TREND server 10 GB which includes TRENDweb Server,
                                       - 1 Standard Datapipe/SNMP,
                                       - 2 TREND clients,
                                       - 1 TRENDweb client,
                                       - 2 TRENDview PRO clients,
                                       - 9 report pkgs, which include:
                                         . LAN/WAN Reporting Solution
                                         . Router Reporting Solution
                                         . Frame Relay Reporting Solution
                                         . Trend Database Reporting Solution
                                         . System Reporting Solution
                                         . Cisco Router Reporting Solution
                                         . Bay Router Reporting Solution
                                         . RMON Reporting Solution
                                         . RMON2 Reporting Solution
                                       - 1 TREND Training Class voucher
                                       - Sybase SQL Server license
------------------------------------------------------------------------------------------------------------------------------------
DeskTalk TREND SNMP Campus             One-year Silver maintenance and support provided by
Maintenance                            DeskTalk.  Mandatory and non-discountable.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
DeskTalk TREND SNMP Enterprise          - 1 TREND Server 40GB which includes TRENDweb Server,
                                        - 1 Standard, datapipe/SNMP,
                                        - 4 TREND clients,
                                        - 1 TRENDweb client,
                                        - 4 TRENDview PRO Clients,
                                        - 9 report pkgs, which include:
                                          . LAN/WAN Reporting Solution
                                          . Router Reporting Solution
                                          . Frame Relay Reporting Solution
                                          . Trend Database Reporting Solution
                                          . System Reporting Solution
                                          . Cisco Router Reporting Solution
                                          . Bay Router Reporting Solution
                                          . RMON Reporting Solution
                                          . RMON2 Reporting Solution
                                        - 2 TREND Training Class vouchers
                                        - Sybase SQL servicer license
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
DeskTalk TREND SNMP Enterprise           One-year Silver maintenance and support provided by
Maintenance                              DeskTalk.  Mandatory and not discountable.
------------------------------------------------------------------------------------------------------------------------------------
Upgrade Existing DeskTalk TREND          - 1GB to 10GB Server Upgrade
SNMP Workplace Starter Kit to            - 1 TREND Client
DeskTalk TREND SNMP Campus               - 1 TRENDview Pro Client
                                         - Sybase upgrade license
------------------------------------------------------------------------------------------------------------------------------------
Upgrade Existing DeskTalk TREND          One year Silver maintenance and support provided by
SNMP Workplace Starter Kit to            DeskTalk.  Mandatory and not discountable.
DeskTalk TREND SNMP Campus
Maintenance
------------------------------------------------------------------------------------------------------------------------------------
Upgrade Existing DeskTalk TREND          - 1GB to 40GB Server Upgrade
SNMP Workplace Starter Kit to            - 3 TREND Clients SNMP Enterprise
DeskTalk TREND SNMP Enterprise           - 3 TRENDview Pro Clients
                                         - 1 TREND training class voucher
                                         - Sybase upgrade license
------------------------------------------------------------------------------------------------------------------------------------
Upgrade Existing DeskTalk TREND          One year Silver maintenance and support provided by
SNMP Workplace Starter Kit to            DeskTalk.  Mandatory and not discountable.
DeskTalk TREND SNMP Enterprise
Maintenance
------------------------------------------------------------------------------------------------------------------------------------
Upgrade Existing DeskTalk TREND          - 10GB to 40GB Server Upgrade
SNMP Campus to DeskTalk TREND            - 2 TREND clients
SNMP Enterprise                          - 1 TREND training class voucher
                                         - Sybase upgrade license
------------------------------------------------------------------------------------------------------------------------------------
Upgrade Existing DeskTalk TREND          One year Silver maintenance and support provided by
SNMP Campus to DeskTalk TREND            DeskTalk.  Mandatory and not discountable.
SNMP Enterprise Maintenance
------------------------------------------------------------------------------------------------------------------------------------

NOTE 1:  All of the above-listed products are to be available on tile following
------
operating systems:

     .    Windows NT
     .    Sun Solaris
     .    IF-UX
     .    IBM AIX
And to include:
     .    Sybase Adaptive Server


NOTE 2:  DeskTalk will provide, as ordered, installation services to Nortel
------
Networks at a daily fee of two thousand dollars ($2,000.00) per day for all products. From June 1, 2000 through August 31, 2000, all orders for the JumpStart package (a special installation package only provided upon purchase of the 40GB product) will be honored by DeskTalk worldwide. Effective September 1, 2000, the JumpStart package and any other installation services will only be available in North America. All reasonable travel and lodging expenses incurred by DeskTalk shall be borne by Nortel Networks.

                                    ANNEX 2

                         Description of Documentation

Documentation for the DeskTalk TREND product consists of the following

     .    TREND User's Guide
     .    TREND Installation Guide
     .    TREND Report Pack Guide
     .    TREND Report Pack Guide Binder
     .    TRENDweb Guide to Viewing TREND reports
     .    TRENDweb Guide to Building TREND reports
     .    TRENDweb Installation and Administration Guide
     . DeskTalk TREND Document containing those Nortel Networks devices, agents,
          OS versions supported by TREND product.

                                    ANNEX 3

                             Pricing and Payments

1.   Pricing

--------------------------------------------------------------------------------------------------
Product Name            Description                   Desktalk MSRP           Nortel Price
--------------------------------------------------------------------------------------------------
DeskTalk TREND          1 TREND Server 1GB            $ 32,450                *****
SNMP Workplace          which includes
Starter Kit             TRENDweb Server, 1            Formula is as           Formula is as
                        Standard Datapipe/SNMP,       follows:                follows:
                        1 TREND client, 9 report
                        pkgs as listed in Annex 1,    $31,010 (Package        ***** ((Package
                        1 TRENDweb client, 1          Price) + $1440          Price) X ***** =
                        TREND Training Class          (Training Price)        ***** (Training
                        voucher, Sybase SQL                                   Price)
                        Server license

--------------------------------------------------------------------------------------------------
DeskTalk TREND          One-year Silver               $ 5,192                 $ 5,192
SNMP Workplace          maintenance and support
Maintenance             provided by DeskTalk.         DeskTalk MSRP X         DeskTalk MSRP X
                        Mandatory and                 16%                     16% (no discount)
                        non-discountable.

--------------------------------------------------------------------------------------------------
DeskTalk TREND          1 TREND Server 10GB           $ 86,500                *****
SNMP Campus             which includes
                        TRENDweb Server, 1            Formula is as           Formula is as
                        Standard Datapipe/SNMP,       follows:                follows:
                        2 TREND client, 9 report
                        pkgsas listed in Annex 1,     $84,000 (Package        ***** ((Package
                        TRENDweb client, 2            Price) + $2500          Price) X ***** +
                        TRENDview PRO clients,        (Training Price)        ***** (Training
                        1 TREND Training Class                                Price)
                        Voucher, Sybase SQL
                        Server license

--------------------------------------------------------------------------------------------------
DeskTalk TREND          One-year Silver               $ 13,840                $ 13,840
SNMP Campus             maintenance and support
Maintenance             provided by DeskTalk.         DeskTalk MSRP X         DeskTalk MSRP X
                        Mandatory and                 16%                     16% (no discount)
                        non-discountable.

--------------------------------------------------------------------------------------------------

__________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

--------------------------------------------------------------------------------------------------
DeskTalk TREND          1 TREND Server 40GB           $ 189,000               *****
SNMP Enterprise         which includes
                        TRENDweb Server, 1  4         Formula is as           Formula is as
                        Standard Datapipe/SNMP,       follows:                follows:
                        4 TREND client, 9 report
                        pkgs as listed in Annex 1,    $184,000 (Package       *****  ((Package
                        1 TRENDweb client, 4 2        Price) + $5000          Price) X *****)) +
                        TRENDview PRO clients,        (Training Price)        ***** (Training
                        2 TREND Training Class                                Price)
                        Voucher, Sybase SQL
                        Server license

--------------------------------------------------------------------------------------------------
DeskTalk TREND          One-year Silver               $ 30,240                $ 30,240
SNMP Enterprise         maintenance and support
Maintenance             provided by DeskTalk.         DeskTalk MSRP X         DeskTalk MSRP X
                        Mandatory and                 16%                     16% (no discount)
                        non-discountable.

--------------------------------------------------------------------------------------------------
Upgrade Existing        1GB to 10GB Server            $ 59,192                *****
DeskTalk TREND          Upgrade, 1 TREND
SNMP Workplace          Client, 1 TRENDview Pro       Formula is as           Formula is as
Starter Kit to          Client, Sybase upgrade        follows:                follows:
DeskTalk TREND          license
SNMP Campus                                           $84,000 (10GB           *****  (Upgrade
                                                      Package  Price)-        Price) X *****
                                                      $24,808 (1GB
                                                      Package Price X
                                                      80%)

--------------------------------------------------------------------------------------------------
Upgrade Existing        One-year Silver               $ 9,470.72              $ 9,470.72
DeskTalk TREND          maintenance and support
SNMP Workplace          provided by DeskTalk.         Upgrade Price X         Upgrade Price X
Starter  Kit to         Mandatory and                 16%                     16% (no discount)
DeskTalk TREND          non-discountable.
SNMP Campus
Maintenance

--------------------------------------------------------------------------------------------------
Upgrade Existing        1GB to 40GB Server            $ 161,692               *****
DeskTalk TREND          Upgrade, 3 TREND
SNMP Workplace          Clients, 3 TRENDview          Formula is as           Formula is as
Starter Kit to          Pro Client, Sybase upgrade    follows:                follows:
DeskTalk TREND          license and 1 TREND
SNMP Enterprise         Training class voucher        (($184,000 (40GB        *****   ((Upgrade
                                                      Package Price) -         Price) X 50%)) +
                                                      $24,808)) + $2500       ***** (Training

--------------------------------------------------------------------------------------------------

__________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

--------------------------------------------------------------------------------------------------
                                                      (Training Price)        Price)
--------------------------------------------------------------------------------------------------
Upgrade Existing        One-year Silver               $25,870.72              $25,870.72
DeskTalk TREND          maintenance and support
SNMP Workplace          provided by DeskTalk.         Total Upgrade Price     Total Upgrade Price
Starter Kit to          Mandatory and                 X 16%                   X 16% (no
DeskTalk TREND          non-discountable.                                     discount)
SNMP Enterprise
Maintenance

--------------------------------------------------------------------------------------------------
Upgrade Existing        10GB to 40GB Server           $ 119,300               *****
DeskTalk TREND          Upgrade, 2 TREND
SNMP Workplace          Clients, Sybase upgrade       Formula is as           Formula is as
Starter Kit to          license, and 1 TREND          follows:                follows:
DeskTalk TREND          Training class voucher
SNMP Enterprise                                       ($184,000 -             *****   ((Upgrade
                                                      $67,200 (10GB           Price) X *****)) +
                                                      Package Price) X        ***** (Training
                                                      x 80%)) + $2500         Price)
                                                      (Training Price)

--------------------------------------------------------------------------------------------------
Upgrade Existing        One-year Silver               $ 19,088                $ 19,088
DeskTalk TREND          maintenance and support
SNMP WEorkplace         provided by DeskTalk.         Total Upgrade Price     Total Upgrade Price
Starter Kit to          Mandatory and                 X 16%                   X 16% (no
DeskTalk TREND          non-discountable.                                     discount)
SNMP Enterprise
Maintenance

--------------------------------------------------------------------------------------------------

 Note 1:  Nortel Price: DeskTalk is providing to Nortel Networks a *****
 ------
 discount on the product components of the DeskTalk TREND Package Price only (includes TREND product components, report packages, and Sybase License all as listed above). DeskTalk TREND Training Vouchers are not discounted. All professional services and maintenance are not discounted.

 Note 2:  The DeskTalk Silver Maintenance Price is 16% of the DeskTalk TREND
 ------
 MSRP price.  This price is not discountable.

 Note 3:  DeskTalk TREND Upgrade Price is calculated as follows:
 ------
 DeskTalk TREND Package Price of larger GB product - (DeskTalk Package Price of TREND product currently owned X 80%)

 NOTE 4:  DeskTalk will provide, as ordered, installation services to Nortel
 ------
 Networks at a daily fee of two thousand dollars ($2,000.00) per day for all products. From June 1. 2000 through August 31, 2000, all orders for the JumpStart package (a special installation package only

__________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

 provided upon purchase of the 40GB product) will be honored by DeskTalk worldwide. Effective September 1, 2000, the JumpStart package and any other installation services will only be available in North America. All reasonable travel and lodging expenses incurred by DeskTalk shall be borne by Nortel Networks.

2.   Payments

                       Contractual Product to be Shipped
                   by DeskTalk to Nortel in Fiscal Year 2000

 -------------------------------------------------------------------------------------------
 Fiscal Quarter                        Q1, 2000    Q2, 2000         Q3, 2000      Q4, 2000
                                                   Upon Signature
 -------------------------------------------------------------------------------------------
 Dollar amount of Contractual Product  *****       *****            *****         *****
 excluding maintenance or services,
 shipped to Nortel in each quarter at
 the Nortel price.
 -------------------------------------------------------------------------------------------

                      Nortel Payments per Fiscal Quarter
                      ----------------------------------

 -------------------------------------------------------------------------------------------
 Fiscal Quarter                        Q4, 1998    Q2, 2000         Q3, 2000      Q4, 2000
                                                   Upon Signature
 -------------------------------------------------------------------------------------------
 Respective Nortel Payments per        *****       *****            *****         *****
 quarter*
 -------------------------------------------------------------------------------------------

 . These payment amounts reflect a ***** discount in the product component of the Contractual Products.

 .  NOTE 1:
    -------

    . Nortel will purchase the product on a graduated basis, beginning in February 2000, and distributed over the balance of the year 2000 at the option of DeskTalk by month within each quarter but subject to quarterly dollar amounts that both parties agree to prior to or at the beginning of each quarter.

 .  NOTE 2:
    -------

    . The payment schedule above reflects pre-payments on product to be shipped to Nortel.

    .    Process for payment and invoicing:

         . For shipments beyond Year 2000, Nortel will place purchase orders and DeskTalk will ship the product to Nortel during these periods on standard terms.
         . For Prepaid shipments, DeskTalk will forward an invoice, typically on the day of, or within a day or two after the shipment.
         . All invoices will reflect standard Nortel payment terms of Net 45 days from invoice date.

                                      11
__________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         .   Shipments will be applied to payments on a FIFO (First In First
             Out) basis, starting with the ***** payment made to DeskTalk by Nortel in 1998.
         . Nortel will provide quarterly reconciliation reports reflecting shipments made to Nortel customers within 45 days of the end of each quarter.

__________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    ANNEX 4

                       Support and Maintenance Services

DeskTalk shall provide all Support Services as set forth in this Annex 4 as required per the DeskTalk Master Software License Agreement.

DeskTalk shall provide maintenance to Nortel Networks and its direct and reseller end-users, consisting of post-sales telephone support and product bug fixes and upgrades excluding changes in product functionality for a period of fifteen (15) months from the date of receipt of Contractual Products by Nortel Networks, except that the maintenance period shall be extended to eighteen (18) months for the period September 1, 2000 through December 31, 2000. The fee for such maintenance shall be in accordance with DeskTalk's current list price for Silver maintenance.

Silver maintenance shall be listed as a separate line item charge on the invoice from DeskTalk to Nortel Networks. Nortel Networks shall invoice its customers for Silver maintenance at this same price, either as a separate line item or bundled with its product sale. If the Nortel Networks direct or reseller end user wishes to purchase a longer-period maintenance contract, the user shall be forwarded directly to DeskTalk for said purchase. Annual maintenance renewals shall be consummated by direct purchase order from the Nortel Networks direct or reseller end user to DeskTalk.

Although DeskTalk provides 4 (four) distinct levels of product maintenance, Nortel Networks will only be offering I (one), of which is the Silver Maintenance Program as described below:

The Silver Maintenance Program, DeskTalk's standard maintenance contract, provides unlimited Technical Support via the DeskTalk Support Center. The DeskTalk Technical Support Center handles end user calls regarding perceived product problems. The Technical Support Center provides, among others, the following services:

 .    Receipt and logging of end user problem calls, including attempted problem classification as hardware, software or configuration issues.
 .    Attempted resolution of software problems by, if deemed appropriate:
     1.  Gathering and attempting to analyze debug information
     2. Decoding of error messages and attempt to provide corrective action based on information provided
     3. Verification of software release level and providing updates of DeskTalk products, if necessary
     4. Liaison with DeskTalk Engineering, as needed for product defect resolution.

DeskTalk Technical Support Contacts:

   -  North America Support Center: 1-800-975-6645 or 1-310-630-1 01 0
   -  UK Support Center: +44 (0) 1628 682 600
   - Internal Nortel Contact: Peter Hoemes: 310-630-1036, phoemes@desktalk.com Support WebSite: www.desktalk.com
                 ----------------
Support Email address: support@desktalk.com
                       --------------------

For all other DeskTalk Product Maintenance Contracts, including Gold, Platinum, and Diamond, Nortel Networks customers shall contact and/or purchase directly from DeskTalk.

                                    ANNEX 5

                              YEAR 2000 WARRANTY

1.   Definition of "Year 2000 Compliance"

"Year 2000 Compliance " shall mean that neither performance nor functionality is affected by dates prior to, during and after the year 2000.

Warranty and Representation

DeskTalk warrants and represents that for so long as Nortel Networks or any end-user has any right to use any of the Contractual Products that its Contractual Product is "Year 2000 Compliant".

"Year 2000 Compliant" shall mean that neither performance nor functionality is affected by dates prior to, during and after the year 2000 but before the year 203 1, and that the Contractual Products shall (i) process date and time related data without causing any processing interruptions, abnormal terminations, or changes in performance characteristics, and (ii) shall process and manipulate all date and time related functions correctly.

In particular:

Rule 1. - No value for current date will cause any interruption in operation. Rule 2. - Date-based functionality must behave consistently for dates prior to, during and after year 2000 but before the year 203 1, including but not limited to accepting date input, providing date output, and performing ongoing operations on dates and portions of dates including, but not limited to, calculating, comparing and sequencing of dates (in both forward and backward operations spanning century boundaries).
Rule 3. - In all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules in a disclosed, defined and predetermined manner.
Rule 4. - The Contractual Products shall correctly handle leap year calculations (including but not limited to identification of leap years, interval calculations, day-in-year calculations, day-of-the-week calculations, and week-of-the-year calculations);
Rule 5. - The Contractual Products correctly store, retrieve and provide output of all date and time data in a manner that is unambiguous as to century.

DeskTalk shall immediately notify Nortel Networks of any and all date-related bugs, errors or deficiencies in the Contractual Products. For the purpose of problem resolution, any such date related bugs, errors or deficiencies shall be deemed to be bugs, errors or deficiencies of the highest priority level, and shall be resolved according to the procedures provided for such priority level whether or not Nortel Networks is purchasing Support Services.

                                    ANNEX 6

                              Training Materials

The following DeskTalk training class(es) are included in the Contractual Products as described in Annex I of this Agreement:

 . DeskTalk Sales Training Presentation
 . DeskTalk "TREND Administrator" Training Class
 . DeskTalk "Building TREND Report Solutions" Training Class

In addition to the above, DeskTalk will provide to Nortel gratis, 10 training vouchers, for use by Nortel technical personnel (Sales Engineers, Network Specialists, etc.)

The following DeskTalk training materials will be provided to Nortel Networks as described in Section 14.2 of this Agreement:

 . DeskTalk "TTT (Train the Trainer)" Class which substantially consists of

                   Nortel Train-the-Trainer Course Syllabus

DAY 1 MORNING

Course Overview

 . Prerequisites
 . Objectives
 . Agenda

Sales Training

 . Overview and Features Benefits
 . Product Presentation
 . Demonstration
 . Customer Scenarios
 . Competition

DAY 1 AFTERNOON

 . Report Pack Descriptions and Review

TREND In-depth Overview

  . TREND Architecture
  . Process Flow

  . Data Collection
  . Data Processing, Including Statistical Concepts
  . Data Aging
  . TREND Installed Components
  . TRENDweb Installed Components

TREND Reporting Framework

  . Categories of Users
  . Categories of Reports
  . Categories of Information
  . Categories of Metrics

Operating Environment

 . System Requirements
 . Installation Directories
 . Environment Variables
 . Starting TREND processes
 . Stopping TREND processes
 . Scheduling TREND Processes

DAY 2 MORNING

Lab: Installation of TREND

 . Install Sybase
 . Install TREND
 . Add Nodes
 . Load 3 Report Packs

Getting Started

 . Verify Installation
 . Discover Devices
 . Verify Collection and Rollup
 . Schedule Report Generation
 . Verify Scheduled Report Output
 . Install Permanent License Keys

DAY 2 AFTERNOON

TRENDweb Administration

 . Configuring TRENDweb
 . User Administration

 . Report Library Organization
 . Data Filtering

Lab: TRENDweb

 . Installing a Web Server
 . Installing a JRE
 . Installing TRENDweb

Viewing Reports

 . TRENDview Pro Reporting

     .    Graphical User Interface Roadmap
     .    Running Reports
     .    Working With Reports
     .    Working With Charts
     .    Exporting Data
     .    Printing Reports
     .    Generating Reports In Batch Mode
     .    Usage of Trend Export

Lab: Viewing Reports (Informal)

DAY 3

Creating Data Collection Tables

 . Mibwalker
 . Loading a new MIB
 . Analyzing a new MIB
 . Create a new Data Collection Table

Node Discovery and Data Collection

  . Identify Devices that can be polled for your data.
  . Define Polling
  . Verify Data Collection

Lab: MOs and Data Collections

 . Loading a MIB
 . Creating a Data Collection
 . Creating a Type List
 . Adding Nodes to a Type
 . Creating a Polling Entry

DAY 3 AFTERNOON

Building Reports

  .  Report Design Guidelines
  .  John Rankin's White Paper
  .  Creating a basic report
  .  Previewing your report
  .  Adding drill down Tabbed areas
  .  Customizing the Report

DAY 4

Lab: Building a Report From Existing Tables

Troubleshooting TREND

 . No Data From Device/Device Not Responding to Polls
 . Reports Not Being Generated
 . No Data Being Returned By a Query in an Ad Hoc Report
 . Database Resource Problems
 . X-Windowing Package Issues
 . Understanding Log File Entries
 . License Manager Problems

Information Needed to Call Support

 . Version Numbers
 . Log Files
 . Database And Transaction Log Info

                                    ANNEX 7

                              Marketing Materials

Marketing Contact:

Jane Brewer, Director Marketing
Phone: 603-897-0000 x34  Email: ibrewer@desktalk.com
                                --------------------

Marketing Materials:

   .  DeskTalk TREND Datasheets
   .  DeskTalk TREND Newsletters
   .  DeskTalk TREND Reprints
   .  DeskTalk TREND White Papers

                                    ANNEX 8

                OEM VENDOR CHANGE NOTIFICATION FORM and PROCESS

1.0.0     OEM Vendor Change Notification (OVCN) Process

          For the purposes of use of this document within the Nortel Networks NA
          ----------------------------------------------------------------------
          Inc. / DeskTalk Systems, Inc. Pass-thru Reseller Agreement, all
          ---------------------------------------------------------------
          references to "OEM Supplier" shall refer to DeskTalk Systems, Inc.
          -----------------------------------------------------------------

          1.1.0  Overview

          An OEM Vendor Change Notification Form (OVCN) is initiated by the OEM Supplier. It is the process by which changes to OEM products supplied to Nortel Networks are proposed, evaluated, approved or denied.

          The OEM Supplier shall submit all proposed changes and samples to the Nortel Networks OEM coordinator and Optivity Product Manager for review and testing.

          The completed OVCN form may be e-mailed to Nortel Networks at oem
                                                                        ---
          coordinator@nortelnetworks.com and to the Optivity Product Manager,
          ------------------------------
          Kelly Small, (email address: ksmall@nortelnetworks.com).

          Additionally, all supporting documentation must be shipped to the Nortel Networks OEM Coordinator at the shipping address detailed below, along with a copy of the original OVCN form submitted. Questions about the OVCN process may be directed to the OEM Coordinator. (Note: There is only one OEM Coordinator for both East and West Coast managed OEMS)

          Shipping Address: OEM Coordinator, Nortel Networks, 4401 Great America Parkway, MS SC1-02, Santa Clara, CA 95052-8185

          1.2.0  Processing the OVCN

          Once the OVCN is received, the OEM Coordinator will send a letter or e-mail acknowledging receipt of the OVCN to the OEM Supplier. This letter/e-mail will contain the OVCN number assigned by Nortel Networks and will reference the OEM Supplier's Internal Tracking number.

          The OEM Supplier must wait for an approval letter before processing
          -------------------------------------------------------------------
          any of the proposed changes in the OVCN.
          ---------------------------------------

          The OVCN will be distributed to the appropriate Nortel Networks Contacts for review. If the OVCN is rejected, the OEM Coordinator will send a letter or e-mail to the OEM Supplier notifying that the OVCN has been rejected.

     If the OVCN is approved, and a Nortel Networks Engineering Change Order
     (ECO) is not needed, the OEM Coordinator will send a letter or e-mail to the OEM Supplier approving the OVCN.

     If a Nortel Networks ECO is needed, the OEM ECO (Engineering Change Order) process will start. The OEM Coordinator will send a letter or e-mail to notify the OEM Supplier that a Nortel Networks ECO is in process and will give the ECO number if available at that time. After the ECO is approved, the OEM Coordinator will send another email/letter notifying the OEM Supplier of the ECO's approval.

     The date the change is effective is an agreed date between the OEM Supplier and Nortel Networks.

2.0.0     A GUIDE TO FILLING OUT THE OVCN FORM

          Other than the OVCN Number, the rest of the fields in the OVCN Form will be filled out by the OEM Supplier, not by Nortel Networks. Some of the fields may not be applicable in all cases. The OVCN is a tool for the OEM Supplier to provide as much information as is needed by Nortel Networks to approve/reject the change and generate an ECO when needed.

          2.1.0  OVCN Number:

          Nortel Networks will assign the OVCN Number after the OEM Supplier submits the OVCN. The OEM Supplier will be notified immediately of the OVCN Number in an e-mail/letter acknowledging receipt of the OVCN.

          2.2.0  Issue Date:

          The date when the OEM Supplier generates the OVCN

          2.3.0  Reason For Change:

          The reason why the OEM Supplier wants to initiate the change e.g. failure, lowering of costs, unavailability of parts, software change

          2.4.0  Description of Change:

          A short description of what the change is

          2.5.0  Order Numbers/Products Affected:

          The OEM Supplier should list the Nortel Networks model numbers or software revisions of products affected, providing Nortel Networks order numbers where applicable

          2.6.0  Part Numbers Affected:

          The OEM Supplier should list their affected assembly and sub-assembly part numbers and what the new part numbers will be. The OEM Supplier should also list the corresponding Nortel Networks part numbers that are affected. (The OEM Supplier should leave the Nortel Networks P/N field blank if they do not know the Nortel Networks Part Number for an affected OEM Part Number)

          2.7.0  Attachments/Sample:

          When applicable the OEM Supplier should send attachments and samples via email/regular mail to the OEM Coordinator. Any attachment/sample sent through regular mail should be accompanied by a hard copy of the OVCN. A good example here is a change to the Bill of Material (BOM).

          2.8.0  Release Strategy:

          How does the OEM Supplier recommend releasing the Change, e.g. Cut-in, RMA etc.

          2.9.0  Special Instructions:

          Any special instructions by the OEM Supplier regarding the change.

                       Desktalk Change Notification Form

                                                             -----------------------------------
                                                             OVCN Number (to be input by Nortel)
                                                             Issue Date:

------------------------------------------------------------------------------------------------
Requestor:
Phone:
Fax:
E-mail
Vendor's Internal Tracking Number:

------------------------------------------------------------------------------------------------
Reason for Change:


------------------------------------------------------------------------------------------------
Description of Change:


------------------------------------------------------------------------------------------------
Order Numbers/Products Affected:


------------------------------------------------------------------------------------------------
Release Strategy:


------------------------------------------------------------------------------------------------
Attachments             Sample
   Bill of Materials    Qty sent:
                        To:
                        Date:

------------------------------------------------------------------------------------------------
Special Instructions:


------------------------------------------------------------------------------------------------

                                    ANNEX 9

                       MASTER SOFTWARE LICENSE AGREEMENT

                            LICENSE # ____________

           DESKTALK SYSTEMS, INC. MASTER SOFTWARE LICENSE AGREEMENT
                      (This is a license and not a sale)

DESKTALK SYSTEMS, INC. ("Licensor") is entering into this Master Software License Agreement ("Agreement") with the following organization or individual ("Customer"):

-------------------------------------------------------------------------------

who wishes to license software products ("Software" as defined below) from Licensor subject to the terms and conditions of this Agreement and the terms of any Product Order ("Order" as defined below) that Customer submits to Licensor and Licensor accepts.

1.   DEFINITIONS

A. Software. Means a software program product licensed by Licensor in machine readable form, unless otherwise specified, as well as any related materials, including documentation that accompanies the Software licensed.

B. Anniversary Date. Means the annual recurrence of the Delivery Date of the Software.

C. Delivery Date. Means the date Software is shipped from Licensor to Customer.

D. Maintenance. Means the provision by Licensor, in exchange for payment by Customer of any applicable Maintenance fees, of (i) reasonable telephone support, (ii) any corrections, enhancements, and/or modifications to the licensed Software which are not separately priced or marketed by Licensor, and (iii) updated and published user documentation made generally available to Licensor's customer base.

E. Orders. Means requests for Software submitted by Customer in a form acceptable to Licensor. Any Orders shall expressly incorporate the terms and conditions of this Agreement by indicating the Agreement number assigned by Licensor, be signed by Customer and accepted by Licensor.

2.   GRANT/MAINTENANCE

A. License. Upon issuance of an Order from Customer and acceptance of the Order by Licensor, Licensor grants Customer a perpetual, non- transferable, non-exclusive license, without the right to sub-license, to use the Software for Customers internal business purposes only. Customer may install and use the Software for each user and server purchased from Licensor as indicated on the Orders. Licensor retains all title to the licensed copy, and all copies thereof. No title to the license copy, or any intellectual property therein, is transferred to the Customer. Customer shall not (i) provide Software access to any non-affiliated entity of Customer, including, but not limited to, third-party individuals being provided services by Customer for payment (unless such party agrees to the terms hereof); or (ii) decompile, disassemble or otherwise reverse engineer the Software. Customer, solely to enable it to use the Software, may make archival copies of the Software's computer program, provided that any such copy shall include Licensor's copyright and any other proprietary notices. Customer shall have no other right to copy or distribute, in whole or in part, the Software. Any copy of the Software made by Customer is the exclusive property of the Licensor.

B. Inspection. No more than twice in any twelve month period, and upon reasonable notice to Customer, Licensor may audit the Software in use by Customer.

C. Maintenance. If Maintenance is purchased with the initial Order. Maintenance for year two (2) will be due on the Anniversary Date of the License and thereafter, shall automatically renew annually on the Anniversary Date for an additional one (1) year term at the then current Maintenance fees. Customer may terminate Maintenance obligations by providing written notification to Licensor at least sixty (60) days prior to the next Anniversary Date. Licensor may terminate its Maintenance obligations if Customer is in breach of this license and has failed to cure said breach after notice and an opportunity to cure, or if Licensor terminates its Maintenance program to its customers generally, or the Customer modifies the Software, and it is determined that the modification has caused the malfunction.

3.   LICENSE OF SYBASE SQL SERVER

A. Duty to License. Customer agrees and understands that it must purchase appropriate Sybase SQL Server licenses in order to utilize TREND Server, Poller, Expert Client, Reporting Client and TRENDweb (ad hoc feature) modules.

B. Sybase Licenses Purchased with TREND. In the event that Customer chooses to purchase Sybase Licenses from Licensor, then, and only then, the following additional terms and conditions shall apply to this license agreement:

     (i) You may use each copy of the Sybase Object Code (and accompanying documentation) which were ordered by you ("Programs") solely for your internal business purposes. Each copy may be used on one Machine running the operating system for which the license was ordered. A "Machine" is a hardware system with any number of processors running a single copy of the operating system on which the Programs are running. If such license is designated as a Networked License, each copy of the Program may be accessed by any and all Seats that are licensed to access the Program subject to the following restrictions: (i) Workplace Seats licensed to access a particular Program may only access the Workplace level of such Program, and (ii) Enterprise Seats licensed to access a particular Program may access the Workplace and Enterprise levels of such Program. However, if such license is designated as a Concurrent License, each copy of the Program may be accessed at any one time by no more than the number of Seats licensed for that particular copy of the Program. Whether a Networked License or a Concurrent License, use of other software or hardware which reduces the number of Seats directly accessing the Programs (sometimes called "multiplexing" or "pooling") does not reduce the number of Seats required to be licensed, but rather the number of licensed Seats must be equal to the number of distinct inputs to the multiplexing software or hardware. If the license is designated as a Standalone Seat License, the copy of the Program may only be accessed by the Machine on which it resides. A "Seat" is a specific identifiable unique accessor of information such as a terminal, PC, single user workstation or real time device. An "Application Deployment Seat is a seat which can access the relevant Program solely for the purpose of running the applications which you licensed from Licensor and extracting data on a read only basis from the Licensor's application for use with other applications. A license for a copy of a Program will allow you to use the indicated version or instead any earlier version for which you already have a Primary Copy. If you have licensed a Run-Time Program, the Program may only be used to run your applications but it cannot be used to (i) develop or modify applications, or
(ii) perform other programming tasks. If an ODBC Driver has been licensed for a particular operating system, then you may make and use an unlimited number of copies of such Program running on such operating system. This license does not entitle you to direct Sybase Maintenance. TRENDweb products are licensed as a Run-Time Program only. TRENDweb Clients may be distributed to third parties provided services by licensee.

     (ii) The Programs may not be transferred, sold, assigned, or otherwise conveyed (whether by operation of law or otherwise) to another party without Sybase's prior written consent. Provided that you are entitled to maintenance and support and are current in your payment of support fees, you may transfer a Program to a different operating system subject to Sybase transfer policies and payment of all applicable fees, as specified in Sybase's then current price list. Transfer of a Program outside the country in which it was originally delivered to you is not permitted without Sybase's prior written consent and is subject to compliance with all applicable export restrictions. You may not use the Programs for timesharing, rental or service bureau purposes. Results of benchmark or other performance tests run on the Programs may not be disclosed to any third party without Sybase's prior written consent.

4.   FEES

All license fees and Maintenance fees and, if applicable, Sybase License fees are due and payable within thirty (30) days after the invoice date. Customer shall pay all applicable shipping charges, and sales, use, personal property, or similar taxes, tariffs or governmental charges, exclusive of Licensor's net income and corporate franchise taxes. Service charges of the lesser of the maximum amount permitted by law or one and one-half percent (1-1/2%) per month will accrue on all accounts past due by more than thirty (30) days.

5.   OWNERSHIP

A. Title. Licensor owns all proprietary rights, including patent copyright, trade secret, trademark and other proprietary rights, in and to the Software and any corrections, bug fixes, enhancements, updates or other modifications, including custom modifications made by Licensor, to the Software.

B. Transfers. Under no circumstances shall Customer sell, license, publish, display, distribute or otherwise transfer to a third party the Software and any copy thereof, in whole or in part, without licensor's prior written consent. Except Customer may assign this agreement to any wholly-owned subsidiary, or to any Successor of all or substantially all of its business or assets.

6.   CONFIDENTIAL INFORMATION

Licensor represents that the Software contains proprietary information, including trade secrets, know-how and confidential information, and that is the exclusive property of Licensor. During the period this Agreement is in effect and at all times after its termination, Customer and its employees and agents shall maintain the confidentiality of this information and not sell, license, publish, display, distribute, disclose or otherwise make available this information to any third party or use such information except as authorized by this Agreement. Customer shall not disclose any such proprietary information concerning the Software, including any flow charts, logic diagrams, user manuals and screens, to persons not an employee of Customer without the prior written consent of Licensor.

7.   LIMITED WARRANTY AND LIMITATION OF REMEDY

A. For thirty days from the date of the initial shipment of the Software to Customer, Licensor warrants that the Software, when used in accordance with the Licensor's specifications therefor, will operate in all material respects in conformity with the published manuals for that Software, and the Software media shall be free from defects. In the event of failure to meet the foregoing limited warranty, Customers sole remedy, at Licensor's option, shall be replacement of the defective Software or a refund of the license fees actually paid to Licensor for the affected Software. This limited warranty gives Customers specific legal rights. Customer may have other rights, which vary among states/provinces. Some states/provinces do not allow limitation on the duration of implied warranties so the above limitation may not apply.

B. THE WARRANTY IN THIS AGREEMENT REPLACES ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LICENSOR DISCLAIMS AND EXCLUDES ALL OTHER WARRANTIES. IN NO EVENT WILL LICENSOR'S LIABILITY OF ANY KIND INCLUDE ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, EVEN IF LICENSOR HAS KNOWLEDGE OF THE POTENTIAL LOSS OR DAMAGE. NO WARRANTY IS MADE THAT ALL ERRORS IN THE SOFTWARE WILL BE CORRECTED, OR THAT THE SOFTWARE

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

     FUNCTIONALITY MEETS YOUR REQUIREMENTS. CUSTOMER ACKNOWLEDGES ITS RESPONSIBILITY TO (I) REGULARLY BACK UP DATA MAINTAINED ON ANY COMPUTER SYSTEM USING THE PROGRAMS AND (11) ADEQUATELY TEST PRIOR TO DEPLOYMENT EACH PRODUCTION VERSION OF THE SOFTWARE IN A CONFIGURATION WHICH REASONABLY SIMULATES YOUR PLANNED PRODUCTION ENVIRONMENT.

C. Licensor will not be liable for any loss or damage caused by delay in furnishing the Software or any other performance under this Agreement.

D. License Key Managed. Customer understands and acknowledges that the Software requires a key to operate.

8.   TERM AND TERMINATION

The terms of this Agreement shall continence on the date it is executed by Licensor and shall continue in effect until terminated as provided herein. Any License for Software may be terminated by Licensor in the event that Customer is in default of any material terms of this Agreement provided Licensor provides notice of the violation and Customer fails to remedy the default within thirty days of said notice. Upon termination Customer shall return the Software to Licensor. The provisions of Sections 4, 5, 6, 9, 10, 11 and 12 shall survive the termination of this Agreement.

9.   RESTRICTION ON EXPORT AND RE-EXPORT

Customer agrees to comply with all export and re-export restrictions and regulations imposed by the government of the United States, Customer agrees not to export the Software to any countries listed on Exhibit "All. Exhibit "A" may be amended from time to time by Licensor. This section shall survive the expiration or termination of this licensing agreement.

10.  U.S. GOVERNMENT RESTRICTED RIGHTS/CIVILIAN AGENCY RESTRICTED RIGHTS

If this license is acquired under a U.S. Government contract use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in DFARS 252.227-7013(c)(ii) for Department of Defense contracts and as set forth in FAR 52.22719(a)-(d) for civilian agency contracts. Licensor reserves all unpublished rights under the copyright laws of the United States.

11.  INDEMNIFICATION

Licensor warrants that it has the right to license any Software licensed hereunder. Licensor hereby agrees to indemnify and hold harmless Customer, its directors, officers, employees and agents and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including attorneys' fees, to the extent that it is based upon a claim that the Software, as produced by Licensor, infringes or violates any patents, copyrights, trade secrets, licenses or other property rights of any third party: provided that (i) Customer gives prompt written notice to Licensor of any suit, and (ii) Licensor shall have sole control of the defense of any action or claim and all negotiations for settlement or compromise thereof Customer may elect to participate in any such action with an attorney of its own choice and at its own expense. In the event Customer is precluded by a court of competent jurisdiction from using the Software as a result of the infringement by Licensor of any patent, trademark, trade secret, or copyright of a third party, Licensor may, in its reasonable discretion (i) obtain the right to use the Software for the Customer, or (ii) replace or modify the Software so that it no longer infringes, or (iii) if neither of the above is commercially reasonable then Licensor may terminate this Agreement for the affected Software with a pro-rata refund of the License fees paid by the Customer for the affected Software based on a useful life of three years. If Customer does not timely notify Licensor, as required herein, Customer's rights under this section shall terminate.

12.  GENERAL PROVISIONS

A. Complete Agreement. The parties agree that this agreement is the complete and exclusive statement of the agreement between the parties (other than fee arrangements), which supersedes and merges all prior proposals, understandings and all other agreements, oral or written, between the parties relating to this agreement.

B. Amendment. This agreement may not be modified, altered or amended except by written instrument duly executed by the authorized representatives of each of the parties.

C. Waiver. The waiver or failure of either party to exercise in any respect any right provided for in this agreement shall not be deemed a waiver of any further right under this agreement.

D. Severability. If any provision of this agreement is invalid, illegal or unenforceable under any applicable statute or rule of law, it is to that extent to be deemed omitted. The remainder of the agreement shall be valid and enforceable to the maximum extent possible.

E. Governing Law and Jurisdiction. This agreement and performance hereunder shall be governed by the laws of the State of California. Customer agrees and herewith submits to the personal jurisdiction of the California Courts.

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

BY SIGNING BELOW, BOTH PARTIES REPRESENT THEY HAVE THE AUTHORITY TO ENTER INTO THIS AGREEMENT ON BEHALF OF THE ENTITIES LISTED, AND THEY AGREE TO THE TERMS AND CONDITIONS SET FORTH HEREIN.

LICENSOR:                                  CUSTOMER:

DESKTALK SYSTEMS, INC.                     _____________________________


______________________________________     _____________________________
Date                                       Date


______________________________________     _____________________________
Signature                                  Signature


______________________________________     _______________________________
Print Name                                 Print Name


______________________________________     ________________________________
Title                                      Title

19401 S. Vermont Avenue, Suite F 100
--------------------------------------     ________________________________
Torrance, CA  90502                        Address

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

                                  EXHIBIT "A"

Category 1: Countries Restricted Under Export Control Laws

Cuba

Haiti
Iran
Iraq
Libya
North Korea
Syria
Yugoslavia (limited to Serbia, Montenegro, and all territories under their control)

Category 2: Other Prohibited Countries

Angola                        Mali

Benin                         Mongolia
Bhutan                        Mozambique
Bosnia & Herzegovina          Netherlands Antilles
Bossau                        Niger
Brunei                        Rwanda Republic
Burma                         San Marino
Burundi                       Senegal
Cambodia                      Seychelles
Cape Verde Island             Sierra Leone
Central African Republic      Solomon Islands
Chad Republic                 Somalia
Congo                         Sri Lanka
Curacao                       St. Kitts-Nevis-Anguilla
Djibouri                      St. Vincent
Equatorial Guinea             Sudan
Eitrea                        Surinam
Gabon                         Togo Republic
Guinea                        Tunisia
Laos                          Tuvalu
Liberia Mozambique            Zimbabwe
Macedonia
Madagascar
Maldives

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